UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2021 (November 9, 2021)

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

CytoDyn Inc., a Delaware corporation (the “Company”), is providing this disclosure under Item 3.02 because, as of November 17, 2021, its unregistered sales of equity securities, in the aggregate, exceeded 1% of the shares of its common stock, par value $0.001 per share (the “Common Stock”), outstanding as of October 31, 2021.

Private Warrant Exchanges

On November 9 and November 20, 2021, the Company entered into Warrant Exercise Inducement Agreements (the “Exercise Agreements”) with accredited investors, pursuant to which the investors purchased shares of Common Stock at prices ranging from $0.90 to $1.50 per share in exchange for warrants with exercise prices ranging from $0.45 to $0.75 per share. The Company issued approximately 0.3 million shares of common stock, as well as approximately 0.3 million additional shares as an inducement to the investors to exercise their warrants, for a total of approximately 0.5 million shares of common stock. Gross proceeds from these private warrant exchanges were approximately $0.3 million.

The form of Exercise Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2021. The foregoing summary of the terms of the Exercise Agreement is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

The shares issued pursuant to the Exercise Agreements were sold to accredited investors in reliance on the exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Private Placement of Shares of Common Stock and Warrants

On November 12 and 22, 2021, the Company issued in a private placement to accredited investors a total of approximately 1.4 million shares of Common Stock, together with warrants to purchase a total of approximately 0.3 million shares of Common Stock at an exercise price of $1.10 per share. The warrants have a five-year term and are immediately exercisable. The securities were issued with a combined purchase price of $1.10 per fixed combination of one share of Common Stock and one quarter of one warrant to purchase one share of Common Stock, for total gross proceeds to the Company of approximately $1.5 million.

Copies of the forms of warrant and subscription agreement were filed as Exhibits 4.1 and 10.1, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on September 7, 2021. The foregoing summary of the terms of the forms of warrant and subscription agreement is subject to, and qualified in its entirety by, such documents.

The representations, warranties and covenants contained in the subscription agreements were made solely for the benefit of the parties to the subscription agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the subscription agreements and not as statements of fact, and (ii) may apply standards of materiality that are different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the subscription agreements only provide information to investors regarding the terms of the private placement, and do not provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts regarding or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of each subscription agreement, which subsequent information may or may not be fully reflected in public disclosures.

Exchange of Convertible Promissory Note for Shares of Common Stock

On November 16, 2021, the Company and the holder of its secured convertible promissory note issued April 2, 2021 (the “April 2 Note”), entered into an exchange agreement pursuant to which the April 2 Note was exchanged for a new note (the “November 2021 Note”) with a principal amount of $2.0 million. The Company and the investor exchanged the November 2021 Note for approximately 2.1 million shares of Common Stock. The Company relied on the exemption from registration afforded by Section 3(a)(9) of the Securities Act for the exchange transaction described above.

Private Placement of Common Stock and Warrants through Placement Agent

On November 17, 2021, the Company issued in a private placement to accredited investors an aggregate of approximately 8.1 million shares of Common Stock, together with warrants to purchase an aggregate of approximately 2.4 million shares of Common Stock at an exercise price of $1.00 per share. The securities were issued at a combined purchase price of $1.00 per fixed combination of one share of common stock and three-tenths of one warrant to purchase one share of Common Stock, for aggregate gross proceeds to the Company of approximately $8.1 million. The warrants have a five-year term and are immediately exercisable. A copy of the form of warrant was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 7, 2021. A copy of the form of subscription agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The foregoing summary of the terms of the forms of warrant and subscription agreement is subject to, and qualified in its entirety by, such documents.

The representations, warranties and covenants contained in the subscription agreements were made solely for the benefit of the parties to the subscription agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the subscription agreements and not as statements of fact and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the form of the subscription agreement is included with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the subscription agreements, which subsequent information may or may not be fully reflected in public disclosures.

As a fee to the placement agent, the Company has agreed to pay a cash fee equal to 12% of the gross proceeds received from qualified investors in the offering, as well as a one-time non-accountable expense fee of $50,000 in the aggregate for all closings in this offering. The Company also agreed to grant the placement agent, or its designees warrants with an exercise price of $1.00 per share and a 10-year term to purchase 12% of the total number of shares of Common Stock sold to qualified investors in the offering.

The Company relied on the exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act in connection with the foregoing transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Subscription Agreement

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: November 23, 2021	By	/s/ Antonio Migliarese
Antonio Migliarese
Chief Financial Officer